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                                                                    EXHIBIT 99.1





News Release

FOR INFORMATION CONTACT:
Lauren Harris
Vice President of Marketing
CNL Real Estate Group, Inc.
(407) 650-1205                                             FOR IMMEDIATE RELEASE
                                                           April 30, 2004

          CNL HOSPITALITY PROPERTIES, INC. FILES REGISTRATION STATEMENT
                        FOR UNDERWRITTEN PUBLIC OFFERING

ORLANDO, FL - CNL Hospitality Properties, Inc., an Orlando-based real estate investment trust, today announced it has filed a registration statement on Form S-3 with the Securities and Exchange Commission (SEC) for an underwritten offering of shares of its common and preferred stock. The Company will file an application with the New York Stock Exchange, Inc., to list its shares upon the consummation of such offering.

The registration statement relating to these securities has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Banc of America Securities LLC, Goldman, Sachs & Co. and UBS Securities LLC will act as joint book-running managers of the public offering. The public offering will be made only by means of a prospectus, a copy of which may be obtained, when available, from Banc of America Securities LLC, 100 W. 33rd St., 3rd Floor, New York, NY 10001; Goldman, Sachs & Co., Prospectus Department, 85 Broad St., New York, NY 10004; or UBS Securities LLC, ECMG Syndicate Department, 299 Park Ave., New York, NY 10171. An electronic copy of the prospectus will be available from the SEC's Web site at www.sec.gov.

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Safe Harbor Statement Under The Private Securities Litigation Reform Act Of 1995
Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. The
Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Company believes its current expectations are based upon reasonable assumptions, the Company can give no assurance that expectations will be attained or that actual results will not differ materially.